UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 4, 2008 (August 31, 2008)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 31, 2008, Mobile Mini, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment to ABL Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch and the other lenders party thereto. The Amendment amends the ABL Credit Agreement dated June 27, 2008, among the Company and certain of its subsidiaries, Deutsche Bank AG New York Branch and the other lenders party thereto, with Deutsche Bank as administrative agent.
     The purpose of the Amendment was to allow the Company additional flexibility with respect to (1) consolidating its United Kingdom operations with the recently acquired United Kingdom operations of Mobile Storage Group; and (2) making asset transfers, investments and issuances of additional equity among certain of the Company’s subsidiaries.
     The foregoing description of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	First Amendment to ABL Credit Agreement, dated August 31, 2008, between Mobile Mini, certain of its subsidiaries, Deutsche Bank AG New York Branch and the other lenders party thereto.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ Steven G. Bunger
Steven G. Bunger
Chairman, President and Chief Executive Officer

Dated: September 4, 2008

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EXHIBIT INDEX
10.1	First Amendment to ABL Credit Agreement, dated August 31, 2008, between Mobile Mini, certain of its subsidiaries, Deutsche Bank AG New York Branch and the other lenders party thereto.

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